UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2017

MOMENTOUS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55451	46-4446281
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		Number)

PO Box 861, Sugar Land, Texas 77487-0861
(Address of principal executive offices)

800-314-8912

Registrant's telephone number, including area code

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240, l4a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (1 7 CFR 240, 14d-2(b)

        Pre-commencement communications pursuant to Rule I 3e-4(c) under the Exchange Act (I 7 CFR 240, 13e-4(c)

Unless otherwise indicated, in this Form 8-K, references to "we," "our," "us," the "Company," "MEG" or the "Registrant" refer to Momentous Entertainment Group, Inc.

Item 7.01 Regulation FD Disclosure.

On February 28, 2017, the Company issued a press release announcing that MEG has executed a Letter of Intent to purchase the business assets of Neurofuse on February 27, 2017. A copy of which is attached as Exhibit 99.12.

8.01   Other Events

The Company has entered into a letter of intent to acquire all the assets which are currently being used in the operation of the business of Neurofuse, a line of products sold through an ecommerce website which operates as Neurofuse.com. This line of products will include all satellite assets including websites, merchant accounts, inventory, customer service, fulfillment relationships and prior sales history including customer databases.

The purchase price set forth in the letter of intent is $500,000 with $225,000 payable in cash and the remaining $275,000 balance financed with a note payable in 48 equal monthly payments at an interest rate of 6% per annum.  A second note will be executed for $24,000 payable in six equal monthly installments at an interest rate of 6% per annum to pay for existing on hand inventory. The cash portion of the payment is likely to be financed from the issuance of a convertible note to an investor.

The parties seek to close the transaction by April 3, 2017. We cannot provide assurances that the closing will take place as of that date.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.8	Letter of Intent

99.12	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2017

Momentous Entertainment Group, Inc.

        (Registrant)

/s/ Kurt E. Neubauer

KURT E. NEUBAUER

Chief Executive Officer

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